                 SCHEDULE 14A - INFORMATION REQUIRED IN PROXY
                                   STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. (N/A))

Filed by the Registrant  /X/
Filed by a party other than the Registrant  / /
Check the appropriate box:
   / /    Preliminary proxy statement
   / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
   /X/    Definitive proxy statement
   / /    Definitive additional materials
   / /    Soliciting material pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                              CROWN NORTHCORP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                      N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:
               COMMON STOCK, PAR VALUE $.01 PER SHARE
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     (2)   Aggregate number of securities to which transaction applies:
           N/A
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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A
-------------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:
           N/A
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     (5)   Total fee paid:
           N/A
-------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount previously paid:
           N/A
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     (2)   Form, Schedule or Registration Statement No.:
           N/A
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     (3)   Filing party:
           N/A
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     (4)   Date filed:
           N/A
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

                              CROWN NORTHCORP, INC.
                                 1251 DUBLIN ROAD
                               COLUMBUS, OHIO 43215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Crown NorthCorp, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 on Thursday, May 21, 1998 at 2:00 P.M., Columbus time, for the following purposes:

     1.   To elect seven directors for the ensuing year.

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 9, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     Management requests that all stockholders sign, date and return the enclosed proxy in the enclosed postage paid envelope. You may, if you wish, revoke your proxy at any time prior to the time it is voted. It is important that your stock be represented, regardless of the number of shares you hold.

                                   By Order of the Board of Directors,

                                   /s/ Stephen W. Brown
                                   Stephen W. Brown
                                   Secretary
Columbus, Ohio
April 20, 1998

                                   PROXY STATEMENT

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Crown NorthCorp, Inc., a Delaware corporation ("Company"), of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 at 2:00
P.M. on May 21, 1998, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Meeting and Form of Proxy are being mailed to the Company's stockholders commencing on April 20, 1998. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which includes financial statements (the "Annual Report"), is being mailed concurrently herewith to each stockholder of record at the close of business on April 9, 1998. Except as specifically incorporated by reference herein, however, the Annual Report is not to be deemed a part of the proxy solicitation material.

     The Company has 10,990,899 shares of Common Stock, par value $.01 per share (the "Common Stock"), outstanding, all of one class and each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The close of business on April 9, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to vote at the meeting.

     The Company has outstanding 1,500 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), 500 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred"), 1 share of Series AA Convertible Preferred Stock, par value $.01 per share (the "Series AA Preferred") and 1 share of Series BB Convertible Preferred Stock, par value $.01 per share (the "Series BB Preferred"). Holders of the Series B Preferred, Series C Preferred, Series AA Preferred and Series BB Preferred have no voting rights.

     The principal executive offices of the Company are located at 1251 Dublin Road, Columbus, Ohio 43215.

     Tucker Holding Company, Ltd. ("Tucker"), 1251 Dublin Road, Columbus, Ohio 43215, holds 4,207,500 shares of the Common Stock, representing approximately 38.3% of the outstanding Common Stock. Tucker and Ronald E. Roark, the Chairman and Chief Executive Officer of the Company, whose business address is the same as the Company's, have advised the Company that
(i) they constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, (ii) that Mr. Roark beneficially holds the ownership interest in Tucker and (iii) each of Tucker and Mr. Roark shares the power to direct the voting and disposition of these 4,207,500 shares. Each of Tucker and Mr. Roark may be deemed to be in a position to exercise a controlling influence over the Company. Item 11 of the Annual Report, as modified by this paragraph, is hereby incorporated by reference herein.

     Harbert Equity Fund I, L.L.C. ("Harbert Fund"), whose business address is c/o Harbert Management Corporation, One Riverchase Parkway South, Birmingham, Alabama 35244, holds 1,336,014 shares of the Common Stock, representing approximately 12.2% of the outstanding Common Stock, and 1 share of Series AA Preferred, which is convertible into 3,473,510 shares of the Common Stock. Pursuant to a Stock Purchase Agreement effective March 7, 1997, as amended (the "Harbert SPA"), the Harbert Fund acquired 1,000,000 shares of the Common Stock on March 7, 1997 for $1,000,000 cash, an additional 336,014 shares of Common Stock on October 17, October 30 and December 9, 1997 for a total of $352,814.56 in cash and the 1 share of Series AA Preferred on January 26, 1998 for $3,647,185.44 cash. Pursuant to the Harbert SPA, Raymond J. Harbert and Michael D. Luce were elected to the Company's Board of Directors effective March 7, 1997. Also pursuant to the Harbert SPA, the 1 share of Series AA Preferred is convertible in to 3,473,510 shares of the Common Stock at any time at the option of the holder or at the option of the Company upon the occurrence of certain Trigger Events. These "Trigger Events" are, first, the closing of the public offering contemplated by the registration statement filed March 24, 1998 with the Securities and Exchange Commission ("SEC") by Strategic Realty Capital Corp. (which offering would be co-sponsored by the Company) and, second, the Company achieving certain specified commercial loan origination volumes. If the Trigger Events have not occurred by June 30, 1998, then the Harbert Fund shall have the right to designate a majority of the Company's Board of Directors until such time as the Trigger Events do occur. The Harbert Fund may be deemed to be in a position to exercise a controlling influence over the Company.

     Mr. Roark and Tucker (collectively, the "Tucker Parties") and the Harbert Fund have entered into a voting agreement dated as of March 7, 1997, as amended (the "Harbert Voting Agreement"). For a period of up to five years, the Tucker Parties agree to vote all shares of the Common Stock beneficially owned by them for such nominees for election as Directors of the Company as the Harbert Fund is entitled to designate for nomination. Similarly, the Harbert Fund agrees to vote all shares of the Common Stock beneficially owned by it for the election of Mr. Roark as a director of the Company. Additionally, if both Trigger Events do not occur on or before June 30, 1998, the Tucker Parties have agreed to vote all shares of the Common Stock beneficially owned by them as the Harbert Fund directs on any matters submitted to the stockholders of the Company until such time as both Trigger Events occur. For so long as the Series AA Preferred is outstanding, the Tucker Parties have also agreed to certain voting and disposition restrictions on the Common Stock they hold. Under these restrictions, the Tucker Parties will not vote their Common Stock in favor of a transaction which would lead to a person who is not a Permitted Control Person acquiring control of the Company. The Tucker Parties also will not sell their Common Stock to a person who is not a Permitted Control Person. A "Permitted Control Person," as defined in the Harbert Voting Agreement, includes the Tucker Parties and their affiliates, the Harbert Fund and its affiliates and such other parties as the Tucker Parties and the Harbert Fund may designate from time to time. The Tucker Parties and the Harbert Fund have designated ContiFinancial Corporation ("Conti") and its affiliates as a Permitted Control Person. Item 11 of the Annual Report, as modified by this paragraph and the preceding paragraph, is hereby incorporated by reference herein.

     Effective March 3, 1998, the Company and ContiWest Corporation, an affiliate of Conti ("ContiWest"), whose business address is 277 Park Avenue, 38th Floor, New York, New York 10172, entered into a stock purchase agreement (the "Conti SPA"). Pursuant to the Conti SPA, in exchange for $2 million cash, the Company issued 1 share of Series BB Preferred and a warrant to purchase up to 200,000 shares of the Common Stock at a price of $2 per share. These warrants may vest and expire annually over an indefinite number of years based upon the Company's earnings per share, as reported in its annual report, and the continued availability to the Company of a funding facility under Conti's conduit program. The 1 share of Series BB Preferred Stock is convertible into 1,000,000 shares of the Common Stock at any time at the option of the holder or at the option of the Company upon the occurrence of the Trigger Events. Pursuant to the Certificate of Designation for the Series BB Preferred, Scott M. Mannes has been elected to the Company's Board of Directors. Conti's right to designate an individual to serve on the Company's Board of Directors shall terminate on the earlier of the date Conti does not own or have the right to acquire a total of 1,000,000 shares of the Common Stock or the date Conti terminates, fails to renew or substantially reduces the funding facility available to the Company under Conti's conduit program. ContiWest, the Tucker Parties and the Harbert Fund have entered into a voting agreement (the "Conti Voting Agreement") whereby, for so long as ContiWest is entitled to designate a nominee for election as a Director of the Company, each of ContiWest, the Tucker Parties and the Harbert Fund agrees to vote all shares of the Common Stock beneficially owned by them for the election of each other's nominees for election as Directors. Conti may be deemed to be in a position to exercise a controlling influence over the Company. Item 11 of the Annual Report, as modified by this paragraph, is hereby incorporated by reference herein.

     The Company has entered into registration rights agreements with the Harbert Fund and ContiWest with respect to the Common Stock these entities hold or have a right to acquire. These agreements each provide for one demand registration and up to three incidental registrations.

     If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the Annual Meeting and voting in person, or by giving notice of revocation to the Company's Secretary. Executed but unmarked proxies will be voted FOR the proposals at the annual meeting.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum exists, the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote will be required for the election of directors. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "Broker non-vote"). With respect to any other matter (other than the election of directors) that may properly come before the Annual Meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration. Stockholder's votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

     The expense of the solicitation of proxies will be borne by the Company. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service, or personal interview by certain of the regular employees of the Company, who will receive no additional compensation for their services. In addition, the Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Restated Certificate of Incorporation and Bylaws of the Company provide that the number of directors shall be not less than one and not more than nine, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at seven. Each of the directors elected at the Annual Meeting will serve until the 1999 Annual Meeting of Stockholders and upon the election and qualification of his successor or until his earlier resignation or removal. The Board of Directors has nominated Ronald E. Roark, John Everets, Gordon V. Smith, Raymond J. Harbert, Michael D. Luce, Scott M. Mannes and Harold E. Cooke for election at the Annual Meeting. All nominees currently are members of the Board of Directors.

     The persons designated by the Harbert Fund for nomination as directors are Raymond J. Harbert and Michael D. Luce. The person designated by Conti for nomination as a director is Scott M. Mannes.

     It is the intention of the persons named as proxies to vote the proxies for the election to the Board of Directors of the seven nominees named below, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting due to death or for some other reason, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the shares present or represented at the Annual Meeting entitled to vote will be required to elect each of the nominees as a director of the Company for the ensuing year.

     Set forth below with respect to each nominee is his name, age, positions with the Company, principal occupation and business experience for the past five years, and length of service as a director of the Company.

RONALD E. ROARK, age 47, has served as Chairman of the Board of Directors of the Company since August 4, 1994 and as Chief Executive Officer of the
Company since September 13, 1994. He served as Acting President and Chief Operating Officer from August 31, 1996 to April 21, 1997. Since 1979, he has been President of REE, Inc. and R.E. Roark Companies. In May 1993, his affiliate acquired control of a majority interest in Ohio Financial Service Corporation ("OFSC") and he became Chairman of the Board of Directors of OFSC.

JOHN EVERETS, age 51, has served as a Director of the Company since September 13, 1994. He has been Chairman of the Board and Chief Executive Officer of HPSC Inc. since July 1993 and a director of that company since 1983. From January 1990 to July 1993, he was Chairman of the Board of T.O. Richardson Co. Inc. Mr. Everets also served as Chairman of the Connecticut Development Authority from 1991 to July 1994. Mr. Everets is a director of Dairy Mart Convenience Stores, Inc. and The Eastern Company.

GORDON V. SMITH, age 65, has served as a Director of the Company since October 1, 1996. He has been Chairman of the Board of Miller and Smith Holding, Inc. since 1964. From 1985 to 1994, he served as Chairman and Chief Executive Officer of Providence Savings and Loan Association, F.A. He served as Chairman of Eastern Realty Corporation from 1993 until October 1, 1996. Mr. Smith has served as a director of Bank Plus since 1996.

RAYMOND J. HARBERT, age 39, has served as a Director of the Company since March 7, 1997. Mr. Harbert has been President and Chief Executive Officer of Harbert Corporation since July 1990. Prior to that time, he served as Vice President of the Harbert Corporation and as President of Harbert Properties Corporation.

MICHAEL D. LUCE, age 45, has served as a Director of the Company since March 7, 1997. Since 1995, Mr. Luce has served as Executive Vice President and Chief Financial Officer of Harbert Corporation and Harbert Management Corporation. Until 1995, he served as Senior Managing Director of the Investment Banking Department of Bear, Stearns & Co.

SCOTT M. MANNES, age 39, has served as a Director of the Company since March 3, 1998. Mr. Mannes has been Executive Vice President of Conti since July 1997, prior to which he had been Senior Vice President since October 1995. He joined ContiFinancial Services in September 1990 and was appointed Managing Director in August 1992. He was appointed Co-President of ContiFinancial Services in July 1997.

HAROLD E. COOKE, age 47, has served as a Director of the Company since April 13, 1998 and as President and Chief Operating Officer of the Company since April 22, 1997. Prior to joining the Company, he served as a senior vice president of the Real Estate Financing Group of the investment banking firm of Donaldson, Lufkin & Jenrette from January 1996 to April 21, 1997. From 1980 until December 1995 he worked for the investment banking firm of Credit Suisse First Boston as Director of Public Finance, Chief Financial Officer and Director of Commercial Mortgage Corporation as well as Vice President of the Mortgage Finance Department.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

DIRECTORS' FEES

     Outside Directors receive an annual retainer of $12,000, payable quarterly, a $500 fee for each meeting of the Board of Directors, and $500 for each committee meeting such director attended, plus expenses. Effective June 30, 1997, the Company makes retainer and attendance payments to Directors quarterly in the form of Common Stock based on the closing price of the Common Stock on the last trading day of a quarter.

     Under a stock option plan for the outside Directors of the Company in existence since 1995, each outside Director may be granted options for 100,000 shares of the Common Stock at an option price equal to the Common

Stock's market value on the date of the grant. The options vest over a four-year period if the Company achieves certain stock price thresholds. No options have been granted under this plan as of December 31, 1997.

MEETINGS AND COMMITTEES

     During 1997, the Board of Directors met four times. In addition, during that period, the Board of Directors took nine actions by unanimous written consent. Each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees on which such director served during that period.

     The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's accounting practices and policies. The current members of the Audit Committee are Mr. Everets (Chairman) and Mr. Luce. The Audit Committee met once during 1997 and took one action by unanimous written consent.

     The Board of Directors has a Compensation and Employee Benefit Plans Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company and as to the terms and conditions of various benefit plans. The current members of the Compensation and Employee Benefit Plans Committee are Mr. Harbert (Chairman) and Mr. Smith. The Compensation and Employee Benefit Plans Committee did not meet during 1997.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the Chief Executive Officer, each of the four most highly compensated executive officers other than the Chief Executive Officer and one former executive officer for the three years ended December 31, 1995, 1996 and 1997.

                                    Year Ended                                   All Other
Name and Title                      December 31        Salary          Bonus    Compensation
--------------                      -----------        ------          -----    ------------
Ronald E. Roark,                        1997           $300,000       $0             $0
Chairman & Chief Executive              1996           $300,000       $200,000       $0
Officer(1)                              1995           $300,000       $0             $0

Harold E. Cooke,                        1997           $196,324       $0             $0
President & Chief Operating             1996           $0             $0             $0
Officer(2)                              1995           $0             $0             $0

Jay N. Rollins,                         1997           $125,000       $27,228        $0
Executive Vice President(3)             1996           $100,774       $93,299        $0
                                        1995           $ 90,000       $71,765        $0

Jack Koczela,                           1997           $125,000       $30,000        $44,411
Executive Vice President(4)             1996           $65,924        $15,821        $0
                                        1995           $0             $0             $0

Dean W. Melchi,                         1997           $110,000       $11,028        $0
Vice President(5)                       1996           $86,852        $0             $0
                                        1995           $49,875        $0             $0

Tacie J. Fox(6)                         1997           $207,215       $0             $0
                                        1996           $125,000       $85,898        $0
                                        1995           $ 95,000       $12,000        $0

     (1) Mr. Roark has served as Chairman and CEO of the Company since August 4, 1994 and September 13, 1994 respectively. The Company pays family medical coverage premiums, an automobile allowance and disability insurance premiums on his behalf.

     (2) Mr. Cooke has served as President and COO of the Company since April 22, 1997. The Company and Mr. Cooke have entered into an employment agreement effective April 22, 1997 and terminating April 21, 2002 providing for an annual salary of $250,000 plus additional, performance-based bonuses. The agreement grants Mr. Cooke warrants to purchase up to 1,000,000 shares of Crown's Common Stock at $1.05 per share. These warrants may vest and expire annually through April 21, 2003 pursuant to a schedule based upon anniversary dates of the employment agreement and the Company achieving annual plan goals. The Company pays family medical coverage premiums on his behalf.

     (3) Mr. Rollins was elected Executive Vice President of the Company upon the Eastern acquisition October 1, 1996. The information for Mr. Rollins prior to that date is that of Eastern. The Company and Mr. Rollins have entered into an employment agreement effective October 1, 1996 and terminating December 31, 1998 providing for an annual salary of

          $125,000, additional performance-based bonuses and warrants to purchase up to 125,000 shares of the Common Stock at $1.00 per share. A $500 monthly car allowance and family medical coverage premiums are paid on his behalf by the Company.

     (4) Mr. Koczela has served as Executive Vice President of the Company since March 6, 1997. He resides in Copenhagen, Denmark and administers the Company's European Operations. The Company and Mr. Koczela have entered into an employment contract for a two-year term ending June 20, 1998 providing for an annual salary of $125,000, a bonus of $60,000 paid ratably over the two-year term of the contract attributable to starting the Company's operations in Europe and certain other payments associated with relocation, tuition, housing and tax equalization expenses incident to his living abroad.

     (5) Mr. Melchi has served as a Vice President of the Company since March 6, 1997.

     (6) Ms. Fox served as an Executive Vice President of the Company from September 13, 1994 until September 5, 1996. The information for Ms. Fox for 1997 represents the lump-sum, final settlement of incentive compensation payments otherwise due over time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth security ownership information regarding the Common Stock as of March 16, 1998 by: (i) each person known by the Company to own beneficially more than 5% of the shares of the Common Stock;
(ii) each Director of the Company; (iii) each of the executive officers of the Company named in Item 10 above and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by each such shareholder. Also, unless otherwise indicated, the address of each beneficial owner is in care of the Company, 1251 Dublin Road, Columbus, Ohio 43215.

                                                                      Approximate
                                                  Number of Shares    Percent
Name and Title                                     of Common Stock    of Class
--------------                                     ---------------    --------
Harbert Equity Fund I, L.L.C. (1)                 4,809,524             30.8%
Ronald E. Roark (2)(3)                            4,229,300             27.1%
Tucker Holding Company, Ltd. (2)                  4,207,500             26.9%
ContiWest Corporation (4)                         1,000,000              6.4%
Asdale Limited (5)                                  976,924              6.3%
The Gordon V. and Helen
 C. Smith Foundation (6)                            937,374              6.0%
Gordon V. Smith (6)                                 937,374              6.0%
John Everets (7)                                      4,282             -----  (12)
Raymond J. Harbert (1)(8)                         4,809,524             30.8%
Michael D. Luce (1)(8)                            4,809,524             30.8%
Scott M. Mannes (5)(9)                            1,000,000              6.4%
Harold E. Cooke (10)                                300,000              1.9%
Jay N. Rollins (11)                                 219,660              1.4%
Jack Koczela                                         22,000             -----  (12)
Dean W. Melchi                                        7,075             -----  (12)
All directors and executive
officers as a group
(10 persons)                                      11,506,399            73.6%

(1)  The mailing address for the Harbert Fund is c/o Harbert, One Riverchase
     Parkway South, Birmingham, Alabama 35244.   The Harbert Fund holds 1
     share of Series AA Preferred, which is convertible into 3,473,510 shares of the Common Stock. The number of shares of the Common Stock set forth for the Harbert Fund represents shares held directly by the Harbert Fund or shares it has the right to acquire within sixty days. The shares held by the Harbert Fund are subject to the Harbert Voting Agreement and the Conti Voting Agreement.

(2) Tucker holds 4,207,500 shares of the Common Stock. Until January 27, 1997, Mr. Roark held an 80% ownership interest in Tucker and Louis J. Castelli, formerly the President and Chief Operating Officer of the Company, held a 20% ownership interest. On that date, Messrs. Roark and Castelli entered into a securities purchase agreement whereby Mr. Roark agreed to purchase Mr. Castelli's remaining ownership interest in Tucker for a total of $400,000. The remaining balance of $187,500 is due in three equal annual installments on or before September 1, 2000. Tucker has pledged 391,296 shares of the Common Stock to secure the remaining obligations under this agreement. The shares held by Tucker are subject to the Harbert Voting Agreement and the Conti Voting Agreement.

(3) Includes (a) 4,207,500 shares held by Tucker, (b) 4,600 shares held by his wife and 17,200 shares held by Trident Air Services, Inc., of which Mr. Roark is president. These shares are subject to the Harbert Voting Agreement and the Conti Voting Agreement.

(4) The mailing address for ContiWest is 277 Park Ave., 38th Floor, New York, New York 10172. ContiWest holds 1 share of Series BB Preferred, which is convertible into 1,000,000 shares of Common Stock. The number of shares of the Common Stock set forth for ContiWest represents shares held directly by ContiWest or shares it has the right to acquire within sixty days. The shares held by ContiWest are subject to the Harbert Voting Agreement and the Conti Voting Agreement.

(5) The mailing address for Asdale Limited is 44 Lowndes Street, London SW1X 9HX, England.

(6) The mailing address for The Gordon V. and Helen C. Smith Foundation ("Smith Foundation") and Mr. Smith is c/o Miller and Smith Holding, Inc., 1568 Springhill Road, McLean, Virginia 22102. Mr. Smith holds 316,609 shares of the Common Stock and warrants to acquire 82,088 shares of the Common Stock at an exercise price of $.75 per share on or before October 1, 1999. The Smith Foundation holds 538,677 shares of the Common Stock. Mr. Smith, as President of the Smith Foundation, may be deemed the beneficial owner of such shares. Mr. Smith disclaims such beneficial ownership.

(7) The mailing address for Mr. Everets is c/o HPSC, Inc., 60 State Street, 35th Floor, Boston, Massachusetts 02109.

(8) Messrs. Harbert and Luce, as executive officers of Harbert, Manager of Harbert Fund, may be deemed the beneficial owners of such shares. Messrs. Harbert and Luce disclaim such beneficial ownership.

(9) The mailing address for Mr. Mannes is c/o Conti, 277 Park Avenue, 38th Floor, New York, New York 10172. Mr. Mannes, as an executive officer of Conti, may be deemed the beneficial owner of such shares. Mr. Mannes disclaims such beneficial ownership.

(10) Mr. Cooke holds 100,000 shares of the Common Stock, warrant to acquire 100,000 shares of the Common Stock at an exercise price of $1.05 based on the Company achieving its annual plan goals for 1997 and warrants to acquire 100,000 shares of the Common Stock at an exercise price of $1.05 per share on or after April 22, 1998.

(11) Mr. Rollins holds 113,510 shares of the Common Stock, warrants to acquire 22,816.08 shares of the Common Stock at an exercise price of $.75 per share on or before October 1, 1999 and warrants to acquire 83,334 shares of the Common Stock at an exercise price of $1 per share on or before December 31, 1998.

(12) Less than 1%.

CERTAIN TRANSACTIONS

     During 1997 and 1996, the Company performed servicing, consulting and accounting services for various companies affiliated with Mr. Roark. The Company generated revenues of approximately $7,000 in 1997 and $86,000 in 1996 from these services. During 1997 and 1996, the Company paid approximately $27,000 and $28,000 to affiliates of Mr. Roark for miscellaneous services.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     During 1997, all directors, officers and beneficial owners of more than ten percent of the Common Stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

DIRECTORS AND EXECUTIVE OFFICERS

     The Company currently has seven Directors, two of which are also executive officers of the Company. All Directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

     Harold E. Cooke, Jack Koczela and Jay N. Rollins have entered into employment contracts with the Company. All other officers of the Company do not serve a term of years but serve at the pleasure of the Board of Directors.

     The directors and executive officers of the Company as of March 16, 1998 are as follows.


Name                          Age       Position with Company
----                          ---       ---------------------
Ronald E. Roark               47        Chairman, Chief Executive
                                             Officer and Director
Harold E. Cooke               47        President and Chief Operating Officer
John Everets                  51        Director
Gordon V. Smith               65        Director
Raymond J. Harbert            39        Director
Michael D. Luce               45        Director
Scott M. Mannes               39        Director
Grace Jenkins                 45        Executive Vice President
Jay N. Rollins                37        Executive Vice President
Jack Koczela                  43        Executive Vice President
Richard A. Brock              48        Senior Vice President,
                                        Treasurer and Chief
                                        Financial Officer
William R. Stanley            44        Senior Vice President
Dean Melchi                   45        Vice President
Stephen W. Brown              47        Secretary

     Set forth below are the principal occupations and affiliations during the last five years of the directors and executive officers. All information is as of March 16, 1998.

GRACE JENKINS has served as Executive Vice President of the Company since March 6, 1997. She served as a Vice President of the Company from September 13, 1994 to that date. She has been a Vice President of Crown since September 1993. Since November 1991, she has served Crown in various capacities related to administration and management information systems.

JAY N. ROLLINS has served as Executive Vice President of the Company since October 1, 1996. Mr. Rollins has served as President of Eastern Realty Corporation since 1993. From 1989 until 1993, he was Director of Finance at NVR, L.P.

JACK KOCZELA has served as Executive Vice President of the Company since March 6, 1997 and as Managing Director of Crown NorthCorp Euro A/S since its founding in July 1996. From November 1990 until February 1996, he served as Principal and Managing Director, New Business Development, for JCF Partners.

RICHARD A. BROCK has served Senior Vice President and Chief Financial Officer since March 6, 1997. He has served as Treasurer since September 13, 1994, from which date he also served as Vice President and Acting Chief Financial Officer. Since January 1991, he has served as Acting Chief Financial Officer of Crown and, since January, 1992, has been a Vice President. From 1984 to January 1991, Mr. Brock was corporate director of investment management for Cardinal Industries, Inc.

WILLIAM R. STANLEY has served as Senior Vice President of the Company since March 6, 1997. He was elected Vice President of the Company in November 1996. Mr. Stanley serves as Managing Director of Portfolio Operations and was responsible for establishing the Company's Atlanta office in 1991.

DEAN MELCHI has served as Vice President of the Company since March 6, 1997. Prior to that time, he served as Director of Special Projects for the Company from April 1995. From 1992 until August 1994, he was Manager of Real Estate Properties for Textron Financial Corporation. From 1985 until 1992, he was the Vice President of Ward Financial.

STEPHEN W. BROWN has served as Secretary of the Company since September 13, 1994 and as Corporate Counsel since August 1996. Since March 1992, he has served Crown in various asset management capacities and as a legal counsel. From December 1990 until February 1992, he worked for the Resolution Trust Corporation in resolving the affairs of Mid-America Federal Savings and Loan Association.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholders wishing to submit a proposal for action at the Company's 1999 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than December 18, 1998 and must otherwise comply with the rules of the SEC relating to stockholder proposals.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche L.L.P. has served as the Company's independent public accountants for fiscal 1997. The appointment of the Company's independent public accountants is a matter for determination by the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of Deloitte & Touche L.L.P. is expected to attend the Annual Meeting to respond to questions from the stockholders and to make a statement if such representative desires to do so.

OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Form of Proxy in their discretion to vote the proxies in accordance with their judgment of such matters.

April 20, 1998

                                     PROXY
                             CROWN NORTHCORP, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                         OF STOCKHOLDERS--MAY 21, 1998

      Ronald E. Roark, Harold E. Cooke and Stephen W. Brown, or any one of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless number if specified on the other side) of stock of Crown NorthCorp, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio on May 21, 1998 at 2:00 p.m., Columbus time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting, and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Proposal No. 1--Election of Directors

         FOR all nominees listed below     WITHHOLD AUTHORITY
         (except as marked to the          for all nominees listed below.
         contrary below)
                       / /                              / /

Nominees:  Ronald E. Roark, John Everets, Gordon V. Smith, Raymond J. Harbert,
           Michael D. Luce, Scott M. Mannes and Harold E. Cooke


(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


-----------------------------------


                                    Date:
                                         --------------------------------------

                                    Signature:
                                              ----------------------------------

                                    Signature:
                                              ----------------------------------

                                    Note: Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer should sign by name and title. Executors, administrators and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.